UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 26, 2014

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

As noted under Item 8.01 below, on June 30, 2014, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) approved the merger (the “Merger”) of Taylor Capital Group, Inc. (the “Company”) with MB Financial, Inc. (“MB Financial”), as contemplated by the Agreement and Plan of Merger, dated as of July 14, 2013 (as amended by the amendment described below, the “Merger Agreement”), between the two companies.  The transaction remains subject to the approval of the Office of the Comptroller of the Currency (the “OCC”) and the satisfaction of other customary conditions to closing.

Also on June 30, 2014, the Company and MB Financial entered into an amendment (the “Amendment”) to the Merger Agreement.  The Amendment extends the date after which either the Company or MB Financial would be able to terminate the Merger Agreement if the Merger has not yet occurred (the “Termination Date”), from June 30, 2014 to September 30, 2014, provided that the Termination Date may be extended beyond September 30, 2014 one or more times, but not to a date later than December 31, 2014, by either the Company or MB Financial if the only condition to the closing of the Merger that has not been satisfied by the tenth day prior to the then-current Termination Date is the receipt of a requisite regulatory approval.

Further, effective as of June 26, 2014, Cole Taylor Bank, the Company’s wholly-owned bank subsidiary, entered into an Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act and the Illinois Banking Act, as amended (the “Order”).  As previously disclosed, on May 8, 2014, the Federal Reserve Bank of Chicago (the “Reserve Bank”) had formally notified the Bank that the Reserve Bank had concluded that the Bank engaged in a deceptive practice constituting a violation of Section 5 of the Federal Trade Commission Act in conjunction with the checking account opening process associated with the Bank’s former deposit program relationship with an organization that provides electronic financial disbursements and payment services to the higher education industry (the “Former Counterparty”).  The Reserve Bank also informed the Bank at that time that the Reserve Bank’s staff would recommend that the Federal Reserve Board initiate an enforcement action against the Bank relating to these matters.  Subsequently, the Illinois Department of Financial and Professional Regulation, Division of Banking (the “IDFPR”) notified the Bank that the IDFPR had also determined that these same practices constitute a violation of the Illinois Banking Act.  The Order was entered into to resolve these matters as between the Bank, on the one hand, and the Federal Reserve Board and the IDFPR, on the other.

Among other things, the Order assesses civil money penalties of $3,510,000 and $600,000 to be paid by the Bank to the Federal Reserve Board and the IDFPR, respectively.  In addition, the Order imposes a secondary obligation on the Bank to make restitution to account holders affected by the violation to the extent any such restitution that the Former Counterparty is ordered by the Federal Reserve Board to pay is not satisfied by the Former Counterparty, subject to a maximum of the lesser of: (i) $30,000,000; or (ii) the total amount of such restitution that relates to fees collected by the Former Counterparty from affected account holders between May 4, 2012 and June 30, 2014.

While the Bank is solely responsible for the payment of the civil money penalties imposed upon it by the Order, to the extent the Bank is ultimately required to make payment of the financial restitution described in the Order, the Former Counterparty would be obligated to reimburse the Bank for such restitution pursuant to a contractual indemnification agreement.  However, as previously disclosed by the Company, the Former Counterparty has publicly disclosed that it is currently in discussions with the Federal Reserve Board regarding an administrative order relating to this issue which would likely impose upon the Former Counterparty its own civil money penalties in addition to the primary restitution obligation, among other things.  The Former Counterparty also reported that although the ultimate amount of any restitution or civil money penalties to be imposed against the Former Counterparty will be subject to many uncertainties and therefore impossible to predict, such restitution and civil money penalties, when finalized, could reach levels that would cause an event of default under its credit facility and could have a material adverse effect on its business, financial condition and results of operations.  Accordingly, the Company is currently unable to reasonably estimate or predict the Former Counterparty’s ability to satisfy its primary restitution obligation or to fully honor the commitment under its contractual indemnification with the Bank.

The Bank’s board of directors and its management are committed to taking the necessary actions to fully address the provisions of the Order within the timeframes identified therein.  Accordingly, the Bank expects to promptly make payment of the civil money penalties assessed by the Federal Reserve Board and the IDFPR, in accordance with the terms of the Order.

In light of the Order, concurrent with entering into the Amendment, the Company and MB Financial entered into a letter agreement (the “MAE Letter Agreement”) under which each company agreed that none of the approval, execution or official issuance or entry of the Order will constitute a “Material Adverse Effect” pursuant to the Merger Agreement.  The companies further agreed that solely for purposes of determining any Material Adverse Effect, the liability or obligation, damage, cost or expense of the Bank imposed by, or otherwise relating to, the Order will be limited to the sum of $4,710,000 and 40% of any depositor restitution contemplated under the Order which is ordered or requested by the Federal Reserve Board to be paid, or is actually paid, by the Bank prior to the closing of the Merger.

Also concurrent with entering into the Amendment, MB Financial entered into a letter agreement (the “Escrow Letter Agreement”) with certain principal stockholders of the Company (the “Principal Stockholders”) collectively owning approximately 50% of the outstanding shares of the Company’s common stock and the Company’s nonvoting convertible preferred stock, pursuant to which the Principal Stockholders have agreed to be responsible for repayment of a portion of the restitution payments made by the Bank or MB Financial Bank, N.A., a wholly owned subsidiary of MB Financial (“MB Financial Bank”), as successor to the Bank, under the Order for a specified period of time calculated on an after-tax basis if MB Financial realizes a tax benefit therefrom.  Aside from the Principal Stockholders, none of the Company’s stockholders are subject to the provisions of the Escrow Letter Agreement, and the form, timing and amount of merger consideration to be paid to the Company’s stockholders, aside from the Principal Stockholders, in conjunction with the Merger will not be not affected by the Escrow Letter Agreement.

The foregoing descriptions of the Amendment, the MAE Letter and the Order do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 2.1, 2.2 and 99.1, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Bank’s obligations under the Order set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events

As noted above in Item 1.01, on June 30, 2014, the Federal Reserve Board approved the Merger.  The transaction remains subject to the approval of the OCC and the satisfaction of other customary conditions to closing.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are filed herewith:

2.1                               Amendment, dated as of June 30, 2014, to Agreement and Plan of Merger, dated as of July 14, 2013, by and between MB Financial, Inc. and Taylor Capital Group, Inc.

2.2                               Letter Agreement, dated as of June 30, 2014, by and between MB Financial, Inc. and Taylor Capital Group, Inc.

99.1                        Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act and the Illinois Banking Act, as Amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2014

TAYLOR CAPITAL GROUP, INC.

/s/ Brian T. Black
By:	Brian T. Black
General Counsel and Corporate Secretary